Exhibit 99.1

SHOTSPOTTER APPOINTS MERLINE SAINTIL TO BOARD OF DIRECTORS

Silicon Valley Technology and Operations Expert Joins

Gunshot Detection Leader’s Board

NEWARK, Calif. – April 16, 2019 – ShotSpotter, Inc. (Nasdaq: SSTI), the leader in gunshot detection solutions that help law enforcement officials identify, locate and deter gun violence, today announced the addition of Merline Saintil to the company’s board of directors.  Saintil has held technology and operations leadership positions in many prominent Silicon Valley companies such as Intuit, Yahoo and Adobe. Saintil joins the board of ShotSpotter as the company approaches its second-year anniversary as a public company.

Saintil is a widely recognized technology and industry leader and an advocate for women in technology and leadership. She holds many honors including recently being named No. 6 of the 22 Most Powerful Women Engineers in the World by Business Insider magazine, being recognized as a Women of Influence 2017 by Silicon Valley Business Journal, and earning a Lifetime Achievement Award from Girls in Tech.

“With ShotSpotter’s rapid growth this past year, we were seeking to expand our board by adding a proven technology and operational expert,” said ShotSpotter Board Chairman Pascal Levensohn. “We are fortunate to have found Merline, who not only brings relevant public board director experience, but also executive-level scaling experience from her roles at several successful technology companies during their high growth stages.”

“ShotSpotter is a company with a significant business opportunity, but it is also an important contributor to society and public safety,” said Merline Saintil. “I look forward to joining the board and helping the company expand into new areas based on emerging technologies.”

“Merline has an impressive Silicon Valley track record helping drive growth and identifying winning strategies for emerging technologies,” said Ralph A. Clark, president and CEO of ShotSpotter. “Her background and skill set will be an excellent complement to the ShotSpotter board as we continue our expansion with new technologies, expanded services and a broader global footprint.”

In her new director role with ShotSpotter, Saintil will also serve as a member of the audit committee. Aside from serving on the ShotSpotter Board, Saintil currently holds the position of Chief Operating Officer, R&D and IT, for Change Healthcare and also serves on the boards of Banner Bank (NASDAQ: BANR) and Nav. Inc., a private technology company. Previously she served on the boards of two non-profits, Watermark and Iridescent. Earlier in her career she held positions with Joyent, PayPal and Sun Microsystems. Saintil earned her M.S. degree in Software Engineering Management from Carnegie Mellon University and her B. S. degree in Computer Science from Florida Agricultural and Mechanical University.

About ShotSpotter Inc.

ShotSpotter (NASDAQ: SSTI) provides precision-policing solutions for law enforcement to help deter gun violence and make cities, campuses and facilities safer. The company’s flagship product, ShotSpotter® Flex™, is the leading gunshot detection, location and forensic analysis system, and is trusted by more than 90 cities.  ShotSpotter® Missions™ (formerly HunchLab) uses artificial intelligence-driven analysis to help strategically plan patrol missions and tactics for maximum crime deterrence. ShotSpotter has been designated a Great Place to Work® Company.

Safe Harbor Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the anticipated growth and development of new technologies by ShotSpotter and the expansion of its business globally.  Words such as “believe,” “potential,” “plans,” “predict,” “will,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ShotSpotter’s control. ShotSpotter’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to:  the ability of ShotSpotter to develop and deploy new technologies in a timely manner or at all, the ability of ShotSpotter to grow its business, or manage its growth, and the ability of ShotSpotter to expand its business globally, as well as other risk factors included including ShotSpotter’s most recent annual report on Form 10-K and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, ShotSpotter undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

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For more media information for ShotSpotter, contact:

Media Contact:
Liz Einbinder
ShotSpotter, Inc.
+1 (510) 794-3147
leinbinder@shotspotter.com

Investor Relations Contacts:
Matt Glover
Liolios Group, Inc.
+1 (949) 574-3860
SSTI@liolios.com

JoAnne Horne
Market Street Partners
+1 (415) 445-3240
jhorne@marketstreetpartners.com